UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

C4 THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39567	47-5617627
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

C4 Therapeutics, Inc.

490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472

(Address of principal executive offices, including zip code)

(617) 231-0700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CCCC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective at the close of business on October 2, 2020, the date following the date of effectiveness of the Registration Statement on Form S-1, as amended (File No. 333–248719) (the “Registration Statement”) of C4 Therapeutics, Inc. (the “Company”) in connection with its initial public offering of common stock (the “IPO”) and as previously disclosed in the Registration Statement, Marc A. Cohen resigned as the Company’s interim Chief Executive Officer. Mr. Cohen will continue to serve as the Company’s Executive Chairman, as a member of its board of directors, and as a member and chair of each of its Nominating and Corporate Governance Committee and its Compensation Committee.

Effective upon Mr. Cohen’s resignation and as previously disclosed in the Registration Statement, Andrew Hirsch was appointed as the Company’s Chief Executive Officer. Mr. Hirsch has served as the Company’s President and as a member of its board of directors since September 2020. Prior to joining the Company, Mr. Hirsch served as Chief Financial Officer at Agios Pharmaceuticals, Inc., a public pharmaceutical company, from September 2016 to September 2020, including as head of corporate development beginning March 2018. From March 2015 until August 2016, he served as President and Chief Executive Officer of BIND Therapeutics, Inc., or BIND, a biotechnology company. Prior to being named President and Chief Executive Officer, Mr. Hirsch held several other leadership positions at BIND, including Chief Operating Officer from February 2014 to March 2015, and Chief Financial Officer from July 2012 to March 2015. Prior to joining BIND, Mr. Hirsch was Chief Financial Officer at Avila Therapeutics, Inc., a biotechnology company, from June 2011 until its acquisition by Celgene Corporation in March 2012. From 2002 to 2011, Mr. Hirsch held roles of increasing responsibility at Biogen Inc., including Vice President of Corporate Strategy and M&A and program executive for the Tecfidera development team. Since May 2017, Mr. Hirsch has served on the board of directors of Editas Medicine, Inc. (Nasdaq: EDIT), a pharmaceutical company, and also serves as the chair of its audit committee. He holds an M.B.A. from the Tuck School at Dartmouth College and a B.A. in Economics from the University of Pennsylvania.

Mr. Hirsch’s compensation as Chief Executive Officer shall be pursuant to his employment agreement as previously disclosed in the Registration Statement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws

As previously disclosed in the Registration Statement, on October 6, 2020 and in connection with the consummation of the IPO, the Company filed a fifth amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware. The Board and the Company’s stockholders previously approved the Restated Certificate to be filed in connection with, and to be effective upon, the consummation of the IPO. The Restated Certificate amends and restates the Company’s existing fourth amended and restated certificate of incorporation in its entirety to, among other things: (i) authorize 150,000,000 shares of common stock; (ii) eliminate all references to the previously-existing series of preferred stock; and (iii) authorize 10,000,000 shares of undesignated preferred stock that may be issued from time to time by the Board in one or more series.

The foregoing description of the Restated Certificate is qualified by reference to the Restated Certificate, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

In addition, as previously disclosed in the Registration Statement, on October 1, 2020 and in connection with the effectiveness of the Registration Statement, the second amended and restated bylaws of the Company (the “Second Amended and Restated Bylaws”), previously approved by the Board and the Company’s stockholders to become effective immediately upon effectiveness of the Registration Statement, became effective. The Second Amended and Restated Bylaws amend and restate the Company’s bylaws in their entirety to, among other things: (i) eliminate the ability of the Company’s stockholders to take action by written consent in lieu of a meeting and call special meetings of stockholders; (ii) establish procedures relating to the presentation of stockholder proposals at stockholder meetings; (iii) establish procedures relating to the nomination of directors; and (iv) conform to the amended provisions of the Restated Certificate.

The foregoing description of the Second Amended and Restated Bylaws is qualified by reference to the Second Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Fifth Amended and Restated Certificate of Incorporation of C4 Therapeutics, Inc.

3.2	Second Amended and Restated Bylaws of C4 Therapeutics, Inc. (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1 (File No. 333–248719) filed on September 10, 2020, as amended)

10.1	Employment Agreement between C4 Therapeutics, Inc. and Andrew Hirsch, dated September 6, 2020 (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-1 (File No. 333–248719) filed on September 10, 2020, as amended)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C4 Therapeutics, Inc.
Date: October 6, 2020	By:	/s/ Andrew Hirsch
Andrew Hirsch
President and Chief Executive Officer